UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material Pursuant to § 240.14a-12

TPC GROUP INC.

(Name of Registrant as Specified In Its Charter)

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On November 9, 2012, TPC Group Inc. issued a press release announcing antitrust clearance from the European Commission with respect to its sale to affiliates of investment funds sponsored by First Reserve Corporation and SK Capital Partners. A copy of the press release is included below.

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TEL 713.627.7474 FAX 713.626.3650 5151 San Felipe, Suite 800 Houston, Texas 77056

FOR IMMEDIATE RELEASE

TPC Group Inc. Announces European Commission Approval of Sale to First Reserve Corporation and SK Capital Partners

All Required Regulatory Approvals Have Been Satisfied

HOUSTON, Nov. 9, 2012 — TPC Group Inc. (Nasdaq:TPCG), a leading fee-based processor and service provider of value-added products derived from niche petrochemical raw materials, today announced that its sale to affiliates of investment funds sponsored by First Reserve Corporation and SK Capital Partners has received antitrust clearance from the European Commission.

With this antitrust clearance from the European Commission, as well as the early termination of the required waiting period under the Hart-Scott-Rodino Act, which was announced on September 25, 2012, no further regulatory approvals are required for this acquisition. The transaction remains subject to the approval of TPC Group’s stockholders and is expected to close in the fourth quarter of 2012.

As previously announced on November 8, 2012, TPC Group has entered into an amendment to its previously announced merger agreement dated August 24, 2012, with entities formed by investment funds affiliated with First Reserve and SK Capital. Under the terms of the amended agreement, TPC Group stockholders are eligible to receive $45.00 per share in cash for each share of TPC Group common stock that they own.

TPC Group’s Board of Directors recommends that TPC Group stockholders vote in favor of adopting the merger agreement (as amended) at the special meeting of stockholders, which is scheduled to occur on December 5, 2012 at the offices of Baker Botts L.L.P., 32nd Floor, One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002, at 9:00 a.m. Central time. Stockholders of record as of the close of business on November 1, 2012, are entitled to vote at the special meeting.

Perella Weinberg Partners LP is serving as financial advisor to TPC Group, and Baker Botts L.L.P. is serving as legal counsel. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to the special committee of the TPC Group’s Board of Directors.

About TPC Group

TPC Group Inc. is a leading producer of value-added products derived from niche petrochemical raw materials, such as C4 hydrocarbons, and provider of critical infrastructure and logistics services along the Gulf Coast region. The Company sells its products into a wide range of performance, specialty and intermediate markets, including synthetic rubber, fuels, lubricant additives, plastics and surfactants. Headquartered in Houston, Texas, and with an operating history of over 68 years, the Company has manufacturing facilities in the industrial corridor adjacent to the Houston Ship Channel, Port Neches and Baytown, Texas and operates a product terminal in Lake Charles, Louisiana. For more information, visit the Company’s website at http://www.tpcgrp.com.

The TPC Group logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=9551

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger. TPC Group filed a definitive proxy statement with the SEC on November 5, 2012 in connection with the proposed merger. Investors and security holders of TPC Group are urged to carefully read the definitive proxy statement because it contains important information about the transaction.

The definitive proxy statement was mailed to TPC Group’s stockholders seeking their approval of the proposed merger on or about November 5, 2012. Investors and security holders may obtain a free copy of the definitive proxy statement, and other documents filed by TPC Group with the SEC, at the SEC’s website at www.sec.gov. Free copies of the documents filed with the SEC by TPC Group will be available on TPC Group’s website at www.tpcgrp.com under the “Investors” tab, by directing a request to TPC Group, Attention: Investor Relations, 5151 San Felipe, Suite 800, Houston, Texas 77056, or by calling (713) 627-7474. Investors may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

TPC Group and its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed merger. Information concerning the interests of the persons who may be participants in the solicitation is set forth in the definitive proxy statement. Information concerning beneficial ownership of TPC Group stock by its directors and certain executive officers is included in its proxy statement relating to its 2012 annual meeting of stockholders filed with the SEC on April 26, 2012 and subsequent statements of changes in beneficial ownership on file with the SEC.

Forward-Looking Statements

This communication contains forward-looking statements, which are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings instituted against TPC Group and others following announcement of the merger agreement; (3) the inability to complete the proposed merger due to the failure to satisfy the conditions to the merger, including obtaining the approval of TPC Group’s stockholders, antitrust clearances and other closing conditions; (4) risks that the proposed merger disrupts current plans and operations of TPC Group; (5) potential difficulties in employee retention as a result of the proposed merger; (6) the ability to recognize the benefits of the proposed merger; (7) legislative, regulatory and economic developments; and (8) other factors described in TPC Group’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond the ability of TPC Group to control or predict. TPC Group can give no assurance that the conditions to the merger will be satisfied. Except as required by law, TPC Group undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. TPC Group is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.

For TPC Group

Investor Relations

Contact: Miguel Desdin

Email: miguel.desdin@tpcgrp.com

Phone: 713-627-7474

-or-

Contact: Scott Winter / Larry Miller

Innisfree M&A Incorporated

Phone: (212) 750-5833

Media Inquiries

Contact: Meaghan Repko / James Golden

Joele Frank, Wilkinson Brimmer Katcher

Phone: (212) 355-4449

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